EXHIBIT 10.1

AMENDED AND RESTATED STOCK OPTION GRANT PROGRAM
FOR
NONEMPLOYEE DIRECTORS UNDER THE
ZILLOW GROUP, INC. AMENDED AND RESTATED
2011 INCENTIVE PLAN
(Amended and restated effective as of March 1, 2020)

The following provisions set forth the terms of the stock option grant program (the “Program”) for nonemployee directors of Zillow Group, Inc. (the “Company”) under the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan (the “Plan”). The Program does not constitute a separate source of shares of Common Stock available for issuance under the Plan. In the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. Capitalized terms that are not defined herein have the meanings set forth in the Plan.

1. Eligibility
Each director of the Company elected or appointed to the Board who is not otherwise an officer or employee of the Company or of any Related Company (an “Eligible Director”) shall be eligible to receive Options under the Plan, as described below.

2. Annual Option Grants
(a) Beginning on March 1, 2020 and on each anniversary thereafter (each, a “Grant Date”), each individual who is an Eligible Director as of the Grant Date shall automatically receive a Nonqualified Stock Option to purchase that number of shares of Class C Capital Stock with a Black-Scholes-Merton value (or such other valuation method then being used by the Company to value its stock options for financial reporting purposes) equal to $250,000, with any fractional share rounded to the nearest whole share (0.5 to be rounded up) (each, an “Annual Option Grant”).
(b) In the event of an Eligible Director’s initial election or appointment to the Board during the twelve-month period following a Grant Date, such Eligible Director shall, subject to approval by the Board or the Compensation Committee, receive a Nonqualified Stock Option in connection with their initial election or appointment to the Board to purchase that number of shares of Class C Capital Stock calculated in the same manner as for Annual Option Grants, but prorated based on the number of full calendar months between the date of the Eligible Director’s initial election or appointment to the Board and the first Grant Date following their initial election or appointment to the Board (each, a “Prorated Option Grant”). Following initial election or appointment to the Board, an Eligible Director shall be eligible to receive Annual Option Grants pursuant to Section 2(a) above.

3. Option Vesting
(a) One-fourth of the shares subject to Annual Option Grants will vest and become exercisable after each three-month period following the Grant Date such that Annual Option Grants will be fully vested and exercisable on the one-year anniversary of the Grant Date.
(b) Prorated Option Grants will become fully vested and exercisable as of the first Grant Date following the Board’s or Compensation Committee’s (as appropriate) approval of the Option.

4. Option Exercise Price
The per share exercise price of each Option granted under the Program shall be equal to the Fair Market Value of the Class C Capital Stock on the Grant Date (which, for Prorated Option Grants, shall be the date of Board or Compensation Committee approval of such grant).

5. Payment of Exercise Price
Options granted under the Program shall be exercised by giving notice to the Company (or a brokerage firm designated or approved by the Company) in such form as required by the Company, stating the number of shares of Class C Capital Stock with respect to which the Option is being exercised, accompanied by payment in full for such Class C Capital Stock, which payment may be made, to the extent permitted by applicable laws and regulations, in whole or in part:
(a) by cash, check or wire transfer;

(b) if and so long as the Class C Capital Stock is registered under the Exchange Act, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board; or
(c) by such other consideration as the Compensation Committee may permit.

6. Term of Options
Each Option shall expire ten years from the Grant Date thereof (the “Option Expiration Date”), provided that any unvested portion of an Option shall terminate automatically and without further notice immediately upon an Eligible Director’s Termination of Service for any reason. The vested portion of the Option shall be exercisable as follows:
(a) General Rule. In the event of an Eligible Director’s Termination of Service for any reason other than death, Disability or for Cause, the vested portion of the Option may be exercised by the Eligible Director only until the earlier of (i) two years after the Eligible Director’s Termination of Service and (ii) the Option Expiration Date;
(b) Death or Disability. In the event of an Eligible Director’s Termination of Service by reason of death or Disability, the vested portion of the Option may be exercised only until the earlier of (i) the one-year anniversary of the date of the Eligible Director’s Termination of Service and (ii) the Option Expiration Date. If an Eligible Director dies after his or her Termination of Service but while the Option is still exercisable, the Option may be exercised until the earlier of (x) the one-year anniversary of the date of death and (y) the Option Expiration Date; and
(c) Cause. In the event of an Eligible Director’s Termination of Service for Cause, the Option, whether vested or unvested, shall terminate and no longer be exercisable, unless the Committee determines otherwise.

7. Amendment
The Board or the Compensation Committee may, in accordance with the Plan, the Compensation Committee Charter, and other relevant documents, amend the provisions contained herein in such respects as it deems advisable. Unless otherwise provided in the Plan, any such amendment shall not, without the consent of the Eligible Director, materially adversely affect any rights of an Eligible Director under an Option granted to the Eligible Director.
Provisions of the Plan (including any amendments thereto) that are not discussed herein, to the extent applicable to Eligible Directors, shall continue to govern the terms and conditions of Options granted to Eligible Directors.

8. Effective Date
This Program, as amended and restated, shall become effective on March 1, 2020 and, unless sooner terminated by the Board or the Compensation Committee, shall remain effective during the term of the Plan.